UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	811-22778	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 17, 2020, Mill City Ventures III, Ltd. (“Mill City”) entered into a non-binding letter of intent with Digital Cash Processing, Inc., a Minnesota corporation, for a transaction in which Mill City would acquire Digital Cash Processing in a reverse triangular merger. In the contemplated transaction, the company would be renamed as “Digital Cash Processing,” and Mill City would effect a contemporaneous spin-off of its existing lending business. A copy of the letter of intent is filed as Exhibit 99.1 to this report.

Also on December 17, 2020, Mill City issued a press release. A copy of that press release is filed as exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
99.1	Letter of Intent dated December 17, 2020 (filed herewith)
99.2	Press release dated December 17, 2020 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: December 17, 2020
	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

Exhibit Index

No.	Description
99.1	Letter of Intent dated December 17, 2020
99.2	Press release dated December 17, 2020